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                                   EXHIBIT 21

                                  SUBSIDIARIES


NAME                                        STATE OF INCORPORATION
----                                        ----------------------

Bank of Stockdale, F.S.B.                   Federal charter (California)

Kings River State Bank                      California

Valley Independent Bank                     California

Valley Capital Trust                        Delaware

VIBC Capital Trust I                        New York

VIBC Services Company                       California



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